Exhibit 3.44

THIRD AMENDED AND RESTATED

BY-LAWS

OF

ANKER COAL GROUP, INC.

(a Delaware Corporation)

ARTICLE I

OFFICES

Section 1.                                           Registered Office.  The registered office shall be established and maintained at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware.  The Corporation Trust Company shall be the registered agent of this corporation in charge thereof.

Section 2.                                           Other Offices.  The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                                           Annual Meetings.  Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

Section 2.                                           Other Meetings.  Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 3.                                           Voting.  Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder.  For each fraction of a share held by each stockholder entitled to vote, such stockholder will be entitled to the corresponding fraction of a vote.  Upon the demand of any stockholder, the vote for directors, and the vote upon any question before the meeting, shall be by ballot.  All elections for directors shall be decided by plurality vote and all other questions shall be decided by majority vote except as otherwise provided elsewhere in these By-Laws, in the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be opened to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.                                           Quorum.  Except as otherwise required by law, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5.                                           Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called by the Chairman and Chief Executive Officer or President of the Corporation, or by resolution of the Board of Directors and shall be called by the Chairman and Chief Executive Officer, President or Secretary of the Corporation if requested in writing by the holders of not less than 25% of the outstanding shares of stock of the Corporation entitled to vote.

Section 6.                                           Notice of Meetings.  Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 7.                                           Action Without Meeting.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1.                                           Number and Term.  The number of directors shall be seven (7).  The directors shall be nominated and elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and qualified.  Directors need not be stockholders.

Section 2.                                           Removal.  Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of the stockholders entitled to vote.

Section 3.                                           Powers.  The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation of the Corporation, or by these By-Laws conferred upon or reserved to one or more of the stockholders or their designees.

Section 4.                                           Committees.

(a)                                 The Board of Directors shall establish an Audit Committee consisting of two directors (other than any director who is an officer of the Corporation) appointed by a majority of the Board of Directors.  The Board of Directors may also designate one or more directors as alternate members of the Audit Committee, who may replace any absent or disqualified member at any meeting of the Audit Committee.  The Audit Committee shall have the following duties and responsibilities:

(i)                                     To meet with the Corporation’s independent accountants, the chief financial officer of the Corporation and any other executives of the Corporation as the Audit Committee deems appropriate to review:

(A)                               the scope of the audit plan;

(B)                               the Corporation’s financial statements;

(C)                               the results of external and internal audits;

(D)                               the effectiveness of the Corporation’s system of internal controls; and

(E)                                any limitations imposed by personnel of the Corporation on the independent public accountants.

(ii)                                  To consult with the Corporation’s independent accountants out of the presence of the chief financial officer of the Corporation in order to establish direct communication between such accountants and the Board of Directors.

(b)                                 The Board of Directors may establish an Executive Committee consisting of such number of Directors as determined by the majority vote of the full Board of Directors, to hold office during the pleasure of the Board.  The members of the Executive Committee shall be appointed by the majority vote of the full Board of Directors.  The Executive Committee shall have general supervision and direction of the affairs and business of the Corporation between meetings of the Board, except as limited by law or resolution of the Board, and may take action thereon with like authority and effect as if such action were taken by the Board of Directors.  The Executive Committee shall keep a record of its meetings and actions, which shall be verified by the signature of its Chairman and Secretary, and shall be subject to examination at any time by any member of the Board.  The members of the Executive Committee may be removed by the unanimous vote of the full Board of Directors.

(c)                                  The Board of Directors may establish standing committees or special committees which shall have such duties, responsibilities and authority, and shall continue in existence for such period of time, as may be determined by the Board of Directors.  The Board of Directors

shall appoint the members of any standing or special committee, and shall designate a chairman, and may designate a vice chairman and secretary for each committee.  At least one member of each committee shall be a Director, but other committee members need not be Directors.

(d)                                 No Director shall receive additional compensation for serving on a committee of the Board of Directors.

Section 5.                                           Meetings.  The newly-elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the directors may be held with at least five days’ notice to each director at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board shall be called by an officer of the Corporation on the written request of any two directors on at least five days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Notice of any meetings of the Board of Directors shall specify the time, date and place of the meeting and the purpose or purposes for which the meeting is called, and shall be given to each director.

Section 6.                                           Quorum.  Except as provided below, a majority of the full Board of Directors shall constitute a quorum for the transaction of business.  The affirmative vote of a majority of the directors present at such meeting will constitute a decision of the Board of Directors.  If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 7.                                           Compensation.  The Board of Directors shall have the authority to fix the compensation of directors.  Directors shall be entitled to be reimbursed for the reasonable out-of-pocket expenses of attending meeting of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 8.                                           Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.                                           Participation by Conference Telephone.  Members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

Section 1.                                           Officers.  The officers of the Corporation shall be a Chairman and Chief Executive Officer, President, Executive Vice President, Treasurer, Secretary and Assistant Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified.  None of the officers of the Corporation need be directors.  The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.  Two or more offices may be held by the same person.  All officers shall be subject to the reasonable supervision and direction of the Board of Directors in a manner consistent with the offices held by such officers.

Section 2.                                           Other Officers and Agents.  The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3.                                           Chairman and Chief Executive Officer.  The Chairman and Chief Executive Officer shall serve as the Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors, shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in a chief executive officer of a corporation.  The Chairman and Chief Executive Officer shall exercise supervision and direction over all the business, affairs and property of the Corporation, and he shall have and perform such other suitable duties incident to the conduct of its business and as from time to time may be assigned to him by the Board of Directors.  He shall preside at all meetings of the stockholders if present thereat.  Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute deeds, bonds, mortgages and other contracts and writings on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 4.                                           President.  The President shall be the chief operating officer of the Corporation and shall have the powers and duties and shall perform the functions of the Chairman and Chief Executive Officer in his absence or incapacity.  The President shall have such other powers and duties of supervision and management usually vested in the office of president of a corporation and as from time to time may be assigned to him by the Board of Directors.

Section 5.                                           Executive Vice-President.  The Executive Vice-President shall have the duties and powers and perform the executive functions of the President in the absence or incapacity of the President, and shall have such other powers and shall perform such other suitable duties as shall be assigned to him by the directors.

Section 6.                                           Vice Presidents.  Each Vice-President, if any, shall have such powers and shall perform such suitable duties as shall be assigned to him by the directors.

Section 7.                                           Treasurer.  The Treasurer shall be the chief financial officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chairman and Chief Executive Officer or President, taking proper vouchers for such disbursements.  He shall render to the Chairman and Chief Executive Officer, President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 8.                                           Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman and Chief Executive Officer or President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws.  He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other suitable duties as may be assigned to him by the directors, the Chairman and Chief Executive Officer or the President.  He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors, the Chairman and Chief Executive Officer and the President, and attest the same.

Section 9.                                           Assistant Treasurers and Assistant Secretaries.  Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such suitable duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

MISCELLANEOUS

Section 1.                                           Resignations.  Any director, member of a committee or corporate officer may, provided the same would not result in a breach of any contract to which said person is a party, resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Section 2.                                           Vacancies.  If the office of any director becomes vacant, by reason of death, disability or otherwise, the vacancy may be filled by the affirmative vote of a majority in interest of the stockholders entitled to vote or by the affirmative vote of a majority of the remaining directors.  If the office of any corporate officer becomes vacant, by reason of death, disability or otherwise, the Board of Directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 3.                                           Certificates of Stock.  Certificates of stock, signed by the Chairman and Chief Executive Officer, or the President or any Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation.  When such certificates are countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

Section 4.                                           Lost Certificates.  A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock represented by such certificate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 5.                                           Transfer of Shares.  The shares of stock of the Corporation shall be transferable only upon the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 6.                                           Stockholders Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.                                           Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 8.                                           Seal.  The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 9.                                           Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.  In the absence of such determination, the fiscal year shall be the calendar year.

Section 10.                                    Checks.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 11.                                    Notice and Waiver of Notice.  Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

INDEMNIFICATION

Except as provided in any valid written agreement among all of the stockholders of the Corporation or among such stockholders and the Corporation, to the fullest extent permitted by law, the Corporation shall indemnify each person, and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding and shall advance expenses (including attorney’s fees) incurred by an officer or director in defending such civil, criminal, administrative or investigative action, suit or proceeding of the fullest extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by Section 145 of the Delaware General Corporation Law.

ARTICLE VII

AMENDMENTS

These By-Laws amend and restate in their entirety the previous By-Laws of the Company.  These By-Laws may be altered or repealed and new By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors.

ACTION OF THE

BOARD OF DIRECTORS

OF

ANKER COAL GROUP, INC.

TAKEN BY UNANIMOUS WRITTEN CONSENT

November 11, 2004

The undersigned, being all of the members of the board of directors (the “Board”) of Anker Coal Group, Inc., a Delaware corporation (the “Company”), do hereby consent in writing pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”), to the adoption of the following resolutions and do hereby waive any notice required in connection therewith:

Director Resignation

RESOLVED, that the resignation of George Desko, as Director of the Company be, and hereby is, accepted.

Officer Resignation

RESOLVED, that the resignation of George Desko, as Chief Executive Officer of the Company be, and hereby is, accepted.

Appointment of Director

RESOLVED, that, pursuant to Section 9.3 of the Company’s Fourth Amended and Restated Certificate of Incorporation and Article V, Section 2 of the Third Amended and Restated By-Laws of the Company (the “Bylaws”), Ray McElhaney be, and he hereby is, elected as Director of the Company to hold such office until his successor, if any, is elected and qualified.

Appointment of Officer

RESOLVED, that Ray McElhaney be, and he hereby is, appointed as President of the Company to hold such office until his respective successor, if any, is elected and qualified.

Amendment to Bylaws

WHEREAS, the Board desires to amend Article III, Section 1 of the Bylaws;

RESOLVED, that Article III, Section 1 of the Bylaws is hereby amended and replaced with the following language:

The number of directors shall be three (3).  The directors shall be nominated and elected at the annual meeting of the stockholders and each director shall be elected to

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serve until his successor shall be elected and qualified.  Directors need not be stockholders.

Miscellaneous

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to do and perform each and every act to execute and deliver on behalf of the Company any and all instruments and documents, and to pay all such fees and expenses as may be necessary or advisable to implement the intent and purpose of the preceding resolutions, and the execution by each such officer of any such instrument or document or the doing by any of them of any act in furtherance of the foregoing matters shall conclusively establish each such officer’s authority to act for the Company and the approval and ratification by the Company of the instruments and documents so executed and the actions so taken; and

RESOLVED, that all acts and deeds heretofore done by any director or officer of the Company for and on behalf of the Company in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents, or in carrying out the terms and intentions of the above resolutions, are hereby ratified, approved and confirmed in all respects.

[SIGNATURES ON FOLLOWING PAGE]

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The undersigned, being all of the directors of the Company, hereby consent that this document be filed in the minute book of the Company, and that the actions set forth in the foregoing resolutions will have the same force and effect as if taken at a duly constituted meeting of the Board, effective as of the date first written above.

/s/ Wendy L. Teramoto
Wendy L. Teramoto
Director

/s/ Thomas McCarter
Thomas McCarter
Director

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